EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors
NorWesTech, Inc.
Seattle, Washington

We consent to the use of our audit report dated September 26, 2011, on the consolidated financial statements of NorWesTech, Inc. (formerly Pacific Biomarkers, Inc.) (the “Company”), for the filing with and attachment to the Form 10-K for the year ended June 30, 2011, and for incorporation by reference in the Company’s Registration Statements on Form S-8 (File Nos. 333-23497, 333-109795 and 333-153705).

/s/ PMB Helin Donovan, LLP

PMB Helin Donovan, LLP
CERTIFIED PUBLIC ACCOUNTANTS
San Francisco, California

September 27, 2011